Exhibit 3.3




                    AMENDMENT TO AMENDED AND RESTATED BYLAWS
                                       OF
                               HOMEFED CORPORATION


         The undersigned does hereby certify that:

         I am the duly qualified and acting Secretary of HomeFed Corporation, a duly organized and existing Delaware corporation (the "Corporation").

         The following is a true copy of the resolution duly adopted by the Board of Directors (the "Board") at a meeting of the Board held on July 10, 2002, which appears in the Corporation's minute book.

         RESOLVED, that it is appropriate and in the best interest of the Corporation to amend the first sentence of Corporations' ByLaws Article I
Section 8 to permit the Board to appoint an acting chairman in the event of the chairman of the board's absence at a meeting of the stockholders, and such amendment in the form set forth below be, and it hereby is, in all respects approved and adopted.

         "Section 8. Organization. Meetings of stockholders shall be presided over by the chairman of the board, if any, or if none or in the chairman's absence, the president, if any, or if none or in the president's absence, a vice-president, if any, or if none or in the absence of a vice-president, by a chairman to be chosen by the board of directors; provided, however, the board of directors may, at all times and at its sole discretion, choose any director present at the meeting to preside over the meeting."

         The foregoing resolution is in conformity with the Certificate of Incorporation and Amended and Restated ByLaws of the Corporation, has never been modified or repealed, and is now in full force and effect.

         IN WITNESS WHEREOF, I have executed this Amendment to Amended and Restated ByLaws and affixed the seal of the Corporation as of the 10th day of July, 2002.



                                                     ------------------------
                                                     Corinne A. Maki
                                                     Secretary